Exhibit 32.2


                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                         By /s/ James R. Gelder
March 29, 2005                              ------------------------------------
--------------                                  James R. Gelder
    Date                                        Director and Chairman, President
                                                  and Chief Executive Officer